[Letterhead of Andersen, Andersen & Strong]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                ---------------------------------------------------

September 28, 1998

U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549




          We consent to the incorporation by reference of our report on the financial statements of Medizone Canada Limited, a Nevada corporation (MCL), into a registration statement on Form S-8 to be filed by MCL on or about September 25, 1998. Our report is included in MCL's annual report on Form 10-K for the fiscal year ended December 31, 1997, which is incorporated by reference into the S-8 registration statement.

/s/ Andersen, Andersen & Strong
Certified Public Accountants
cc: Medizone Canada Limited